                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              IONICS, Incorporated
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [IONICS LOGO]

Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

Arthur L. Goldstein
Chairman and Chief Executive Officer

                                                                   April 2, 2001

Dear Stockholder:

     You are cordially invited to attend our 2001 Annual Meeting of Stockholders. The meeting is scheduled for 2:00 P.M. on Wednesday, May 2, 2001, and will be held in the Enterprise Room, Fifth Floor, State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110.

     The notice of meeting and proxy statement that follow describe the business to be conducted at the meeting.

     As is our custom, we will give a presentation on the highlights for the year 2000 as well as the current status of our business. I sincerely hope that you will be able to attend this meeting and that you will have the opportunity to meet members of our management team.

     Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company.

     On behalf of the Directors and Officers, I wish to thank you for your interest in the Company.

                                            Sincerely,

                                            /s/ Arthur L. Goldstein
                                            ARTHUR L. GOLDSTEIN
                                            Chairman and Chief Executive
                                            Officer

                             YOUR VOTE IS IMPORTANT
             Please sign, date and return your proxy card promptly

                                 [IONICS LOGO]

                              IONICS, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 2, 2001

To the Stockholders of
  Ionics, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Ionics, Incorporated (the "Corporation" or the "Company") will be held in the Enterprise Room, Fifth Floor, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Wednesday, May 2, 2001 at 2:00 P.M. for the following purposes:

        1. To elect four Class III Directors of the Company, each to serve for a three-year term or until a successor is elected or qualified.

        2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001.

        3. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 16, 2001 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, CLERK
                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, Massachusetts 02472-2882
April 2, 2001

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                              IONICS, INCORPORATED

                                65 GROVE STREET
                      WATERTOWN, MASSACHUSETTS 02472-2882

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                                 APRIL 2, 2001

     The Notice of the 2001 Annual Meeting of Stockholders of Ionics, Incorporated (the "Company") is set forth on the preceding page and there is enclosed with this Proxy Statement a form of Proxy solicited by the Board of Directors of the Company. This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, May 2, 2001 (the "Annual Meeting") at 2:00 P.M., local time, in the Enterprise Room, Fifth Floor, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and any adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain of the officers and employees of the Company also may solicit Proxies personally or by telephone or telegram. This Proxy Statement is being first sent to stockholders on or about April 2, 2001. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2000 (including audited financial statements of the Company) also accompanies this Proxy Statement.

     Only stockholders of record as of the close of business on March 16, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and/or any adjournments thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 16,413,366 shares of common stock, $1.00 per share par value (the "Common Stock"). The holders of the outstanding shares of Common Stock are entitled to one vote per share. Stockholders may vote in person or by proxy. Execution of a Proxy will not affect a stockholder's right to attend the meeting and vote in person. All shares represented by valid Proxies received by the Clerk of the Company prior to the meeting will be voted as specified in the Proxy; if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors in proposal 1; and FOR the ratification of the selection of an auditor in proposal 2. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by delivering to the Clerk of the Company a written revocation or a duly executed Proxy bearing a later date, or by attending the meeting and voting such shares in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, but not "non-votes," are counted for purposes of determining the number of shares voting on a particular matter submitted to the stockholders for a vote. Neither abstentions nor "non-votes" are treated as having been voted for purposes of determining the approval of any such matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists as of December 31, 2000, the number of shares of the Company's Common Stock beneficially owned by stockholders known by the Company to own more than five percent of such Common Stock outstanding at such date:

                                                           AMOUNT AND
                                                            NATURE OF
                   NAME AND ADDRESS OF                     BENEFICIAL       PERCENT OF
                    BENEFICIAL OWNER                        OWNERSHIP         CLASS
                   -------------------                     -----------      ----------
Wellington Management Company LLP                          1,648,890(1)        10.1%
     75 State Street
     Boston, MA 02109

Lord, Abbett & Co.                                         1,424,776(2)         8.7%
     90 Hudson Street
     Jersey City, NJ 07302

Capital Research and Management Company                    1,000,000(3)         6.1%
     333 South Hope Street
     Los Angeles, CA 90071

Capital Group International, Inc.                            943,000(4)         5.8%
Capital Guardian Trust Company
     11100 Santa Monica Boulevard, 15th Floor
     Los Angeles, CA 90025-3384

Hartford Capital Appreciation HLS Fund, Inc.                 934,900(5)         5.7%
     200 Hopmeadow Street
     Simsbury, CT 06089

Dimensional Fund Advisors                                    901,800(6)         5.5%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90801

---------------
(1) Includes shared voting power as to 1,573,190 shares and shared dispositive power as to all 1,648,890 shares. Wellington Management Company LLP has no sole voting power or sole dispositive power as to any of these shares.

(2) Lord, Abbett & Co. has sole voting power and sole dispositive power as to all 1,424,776 shares.

(3) Includes sole dispositive power as to all 1,000,000 shares. Capital Research and Management Company has no voting power and no shared dispositive power as to any of these shares.

(4) Includes sole voting power as to 631,800 shares and sole dispositive power as to all 943,000 shares. These entities have no shared voting power or shared dispositive power as to any of these shares.

(5) Includes shared voting power and shared dispositive power as to all 934,900 shares. Hartford Capital Appreciation HLS Fund, Inc. has no sole voting power or sole dispositive power as to any of these shares.

(6) Dimensional Fund Advisors, Inc. has sole voting power and sole dispositive power as to all 901,800 shares.

     The following table sets forth as of the Record Date the number of shares of Common Stock of the Company beneficially owned by each of the directors, including nominees (with the exception of William L. Brown, whose term as a Class III Director will not continue beyond the Annual Meeting), each of the executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, and all directors (including nominees) and executive officers of the Company as a group (22 persons). Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL        PERCENT OF
                  NAME OF BENEFICIAL OWNER                      OWNERSHIP(#)          CLASS(%)
                  ------------------------                    -----------------      -----------
Douglas R. Brown............................................           20,775(1)           *
Stephen L. Brown............................................              331              *
Arnaud de Vitry d'Avaucourt.................................           35,500(2)           *
Kathleen F. Feldstein.......................................            7,774(3)           *
Arthur L. Goldstein.........................................          712,167(4)+        4.2
William E. Katz.............................................          270,204(5)+        1.6
William K. Reilly...........................................              331              *
John J. Shields.............................................           14,574(6)           *
Carl S. Sloane..............................................           12,000(7)           *
Daniel I.C. Wang............................................            9,274(8)           *
Mark S. Wrighton............................................           14,374(9)           *
Allen S. Wyett..............................................           19,000(10)          *
Edward J. Cichon............................................           18,000(11)          *
Stephen Korn................................................          104,842(12)+         *
Theodore G. Papastavros.....................................          179,483(13)+       1.1
Robert J. Halliday..........................................            1,542(14)          *
All directors and executive officers as a group (22
  persons)..................................................        1,446,371(15)+       8.3

---------------
  # The number of shares of Common Stock deemed outstanding as of the Record Date for each individual includes shares of Common Stock outstanding on such date owned by such individual and all shares of Common Stock subject to stock options held by such individual exercisable as of the Record Date or within 60 days after the Record Date.

  *  Less than 1%

  + If certain of the options owned by these executive officers are exercised, certain of the shares would be subject to repurchase in varying amounts if the individual's employment with the Company were to be terminated before specified dates.

 (1) Includes 10,000 shares which Mr. Brown has the right to acquire pursuant to the exercise of stock options.

 (2) Includes 13,500 shares which Mr. de Vitry d'Avaucourt has the right to acquire pursuant to the exercise of stock options. Another 12,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

 (3) Includes 6,000 shares which Ms. Feldstein has the right to acquire pursuant to the exercise of stock options.

 (4) Includes 474,000 shares which Mr. Goldstein has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 5,612 shares held in the Ionics Section 401(k) Plan for the account of Mr. Goldstein. Does not include 6,800 shares held by members of Mr. Goldstein's immediate family, as to which Mr. Goldstein disclaims beneficial ownership.

 (5) Includes 166,000 shares which Mr. Katz has the right to acquire pursuant to the exercise of stock options. Does not include 4,740 shares held by members of Mr. Katz's immediate family, as to which Mr. Katz disclaims beneficial ownership.

 (6) Includes 13,500 shares which Mr. Shields has the right to acquire pursuant to the exercise of stock options.

 (7) Includes 11,000 shares which Mr. Sloane has the right to acquire pursuant to the exercise of stock options.

 (8) Includes 8,000 shares which Mr. Wang has the right to acquire pursuant to the exercise of stock options.

 (9) Includes 13,000 shares which Mr. Wrighton has the right to acquire pursuant to the exercise of stock options. A total of 667 shares are held of record by Mark S. Wrighton, Trustee of the Mark S. Wrighton Revocable Trust U/A dated September 4, 1998.

(10) Includes 17,000 shares which Mr. Wyett has the right to acquire pursuant to the exercise of stock options. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

(11) Represents shares which Mr. Cichon has the right to acquire pursuant to the exercise of stock options.

(12) Includes 102,500 shares which Mr. Korn has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 1,119 shares in the Ionics Section 401(k) Plan for the account of Mr. Korn.

(13) Includes 118,500 shares which Mr. Papastavros has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 3,123 shares in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

(14) Shares held in an individual retirement account. Mr. Halliday resigned as an executive officer on September 29, 2000.

(15) Assumes exercise of options held by the group for all 997,200 shares and that such shares are outstanding.

     The information provided in the above footnotes concerning beneficial ownership in the Ionics Section 401(k) Plan is derived from a Plan statement as of February 23, 2001.

                     EXPLANATION OF AGENDA FOR THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS.

     The Company has a Board of Directors currently consisting of four Class I Directors, four Class II Directors and five Class III Directors. The Class I, Class II and Class III Directors currently in office will serve until the annual meeting of stockholders to be held in 2002, 2003 and 2001, respectively, and until their respective successors are duly elected and qualified (or until the director's earlier resignation or removal). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     It is the intention of the persons authorized by the enclosed Proxy, which is solicited by the Board of Directors, to nominate and elect the four persons named in the table below as Class III Directors, all of whom presently serve as Class III Directors. William L. Brown, who currently serves as a Class III Director, is not a nominee for reelection and consequently will not continue to serve following the Annual Meeting. To be elected, each nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by Proxy at the Annual Meeting and entitled to vote. THE BOARD

OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED BELOW. The following table shows, for each nominee, his principal occupation since January 1, 1996 and present positions with the Company, period of past service as a Director, age on March 1, 2001, and directorships of other public companies (i.e., companies subject to the reporting requirements of the Securities Exchange Act of 1934 or registered as investment companies under the Investment Company Act of 1940):

                                          PRINCIPAL OCCUPATION
                                        (SINCE JANUARY 1, 1996),
                                         PRESENT POSITIONS WITH                        PERIOD
                                              THE COMPANY                             OF PAST
                                           AND DIRECTORSHIPS                        SERVICE AS A
        NAME AND AGE                   OF OTHER PUBLIC COMPANIES                      DIRECTOR
        ------------                   -------------------------                    ------------
                    Directors Standing for Reelection in 2001 (Class III Directors)

Stephen L. Brown              Chairman, John Hancock Financial Services,           since May 2000
(63)                          Inc. (since August 1999) and Chief Executive
                              Officer, John Hancock Financial Services,
                              Inc. (from August 1999 to June 2000);
                              previously Chairman and Chief Executive
                              Officer, John Hancock Life Insurance
                              Company; director, John Hancock Financial
                              Services, Inc. and Aspen Technology, Inc.;
                              trustee or director of twenty-five
                              registered investment companies advised by
                              John Hancock Advisers, Inc., a registered
                              investment adviser and subsidiary of The
                              Berkeley Financial Group.

William K. Reilly             President and Chief Executive Officer, Aqua          since May 2000
(60)                          International Partners, L.P. (private equity
                              water fund); director, Conoco, Inc., E. I.
                              DuPont de Nemours and Company, and Royal
                              Caribbean International.

John J. Shields               General Partner, Boston Capital Ventures               since 1988
(62)#+                        (venture capital), since January 2, 1998;
                              President and Chief Executive Officer,
                              King's Point Holdings Incorporated
                              (diversified business information,
                              technology instrumentation and cranberry
                              cultivation) (from April 1993 to December
                              1997); director, Centennial Technologies,
                              Inc.

Allen S. Wyett                President, Wyett Consulting Group, Inc.                since 1992
(67)#

---------------
# Member of Compensation Committee

 + Member of Executive Committee

     The following table contains similar information about the Class I and Class II Directors of the Company, whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for election in 2001:

                                          PRINCIPAL OCCUPATION
                                        (SINCE JANUARY 1, 1996),
                                         PRESENT POSITIONS WITH                        PERIOD
                                              THE COMPANY                             OF PAST
                                           AND DIRECTORSHIPS                        SERVICE AS A
        NAME AND AGE                   OF OTHER PUBLIC COMPANIES                      DIRECTOR
        ------------                   -------------------------                    ------------
                        Directors whose Terms Expire in 2002 (Class I Directors)

Douglas R. Brown              President and Chief Executive Officer,                 since 1996
(46)*                         Advent International Corp. (registered
                              investment advisor); director, Advent
                              International Corp. and Aspen Technology
                              Corp.

Kathleen F. Feldstein         President, Economic Studies, Inc. (economic            since 1997
(60)*                         consulting firm); director, Bank America
                              Corp., BellSouth Corporation, John Hancock
                              Financial Services Inc. and Knight-Ridder,
                              Inc.

Arthur L. Goldstein           Chairman, President and Chief Executive                since 1971
(65)+                         Officer of the Company; director, Cabot
                              Corporation, State Street Corporation, and
                              State Street Bank and Trust Company

Carl S. Sloane                Professor of Business Administration                   since 1995
(64)+#                        Emeritus, Harvard Graduate School of
                              Business Administration (since 1991);
                              director, Sapient Corporation, The Pittston
                              Company, and Rayonier, Inc.

---------------
 * Member of Audit Committee

# Member of Compensation Committee

 + Member of Executive Committee

                                          PRINCIPAL OCCUPATION
                                        (SINCE JANUARY 1, 1996),
                                         PRESENT POSITIONS WITH                        PERIOD
                                              THE COMPANY                             OF PAST
                                           AND DIRECTORSHIPS                        SERVICE AS A
        NAME AND AGE                   OF OTHER PUBLIC COMPANIES                      DIRECTOR
        ------------                   -------------------------                    ------------
                       Directors whose Terms Expire in 2003 (Class II Directors)

Arnaud de Vitry d'Avaucourt   Engineering consultant                                 since 1964
(74)*

William E. Katz               Executive Vice President of the Company                since 1961
(76)

Daniel I.C. Wang              Institute Professor, Massachusetts Institute           since 1997
(65)*                         of Technology

Mark S. Wrighton              Chancellor, Washington University St. Louis,           since 1993
(51)#                         Missouri; director, Helix Technology
                              Corporation, Cabot Corporation, A. G.
                              Edwards, Inc. and OIS Optical Imaging
                              Systems, Inc.

---------------
 * Member of Audit Committee

# Member of Compensation Committee

     In addition to the Executive Committee of the Board of Directors, which did not meet during the year, the Company has an Audit Committee, of which Mr. Douglas Brown is Chairman, and a Compensation Committee, of which Mr. Wyett is Chairman. There is no nominating committee of the Board. The Audit Committee meets with management and with the Company's independent auditors to review financial results and procedures, internal financial controls, audit plans and recommendations. The Audit Committee also recommends the selection of the independent auditor to the Board of Directors. In 2000, the Audit Committee adopted, and the Board of Directors approved, the Audit Committee Charter, which is attached as Exhibit A to this Proxy Statement.

     The Compensation Committee reviews and establishes the remuneration to be paid to certain of the executive officers of the Company, reviews the remuneration to be paid other officers, and acts as the administrator of the Company's stock option and restricted stock plans. A report of the Compensation Committee for the year 2000 is contained on page 14 of this Proxy Statement.

     During 2000, the Board of Directors held five meetings. The Audit Committee met four times and the Compensation Committee met once. Except for Messrs. William Brown and Arnaud de Vitry d'Avaucourt, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served.

     If, at the time of the Annual Meeting, any of the above-named nominees is unable to serve, a circumstance which is not anticipated, and if the enclosed Proxy confers discretionary authority, the persons named in the Proxy will either vote for such substitute nominee(s) as may be designated by the Board of Directors or will vote for a reduction in the number of directors, as determined by the Board.

PROPOSAL 2.  SELECTION OF AN AUDITOR

     Pursuant to the recommendation of the Audit Committee, the Board of Directors proposes that the firm of PricewaterhouseCoopers LLP, independent certified public accountants, be appointed to serve as auditors for the fiscal year ending December 31, 2001. The ratification of this selection is not required under the laws of Massachusetts, where the Company is incorporated, but the Board of Directors of the Company believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of PricewaterhouseCoopers LLP, the Board will consider the vote and the reasons therefor in future recommendations on the selection of an auditor for the Company.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from stockholders who are present at the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning the annual and long-term compensation paid to or earned by the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company, and one other former executive officer of the Company during the fiscal years ended December 31, 2000, 1999 and 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                                     AWARDS
                                                            -------------------------
                                                            RESTRICTED    SECURITIES       ALL OTHER
                                     ANNUAL COMPENSATION      STOCK       UNDERLYING    COMPENSATION(2)
          NAME AND                   --------------------     AWARDS     OPTIONS/SARS   ---------------
     PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)      ($)          (#)(1)            ($)
     ------------------       ----   ---------   --------   ----------   ------------         ---

Arthur L. Goldstein.........  2000    550,000          0           0        70,000           57,165
  Chairman of the Board,      1999    550,000     40,000           0             0           53,283
  President and Chief         1998    529,600     50,000           0       150,000           53,104
  Executive Officer

William E. Katz.............  2000    253,500          0           0         5,000            7,885
  Executive Vice President    1999    253,500     25,000           0             0            8,426
                              1998    244,100     30,000           0        50,000            8,814

Theodore G. Papastavros.....  2000    220,000          0           0        32,500           11,438
  Vice President,             1999    197,000     30,000           0             0            9,374
  Strategic Planning          1998    186,600     30,000           0        50,000            8,585

Edward J. Cichon............  2000    220,000          0           0        30,000            2,373
  Vice President,             1999    197,000     30,000           0             0            1,328
  Equipment Business Group    1998     81,338(3)  15,000           0        30,000                0

Stephen Korn................  2000    220,000          0           0        32,500            5,950
  Vice President,             1999    195,000     30,000           0             0            4,181
  General Counsel, and Clerk  1998    184,600     30,000           0        40,000            3,838

Robert J. Halliday(4).......  2000    235,625          0     500,000        35,000          129,961(5)
  Executive Vice President,   1999    197,000     35,000           0             0            3,915
  Chief Operating Officer     1998    186,600     40,000           0        50,000            3,774
  and Chief Financial
  Officer (February
  25-September 29, 2000);
  Vice President, Finance
  and Chief Financial
  Officer (January 1-
  February 25, 2000)

---------------
(1) Options granted in 2000 were granted under the Company's 1997 Stock Incentive Plan ("1997 Plan"). Each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options granted under the 1997 Plan have a duration of ten years, and are exercisable in 20% installments commencing on the first anniversary of the date of grant. Options may not be transferred by an option holder (other than by will or by the laws of descent and distribution or pursuant to a valid domestic relations order), and may be exercised only while the holder is an employee or within 90 days after termination of employment.

(2) Comprised of (a) Company matching contributions to officer's account in Ionics Section 401(k) Plan, available to all employees after an eligibility period, and/or (b) amounts accrued under the Company's Supplemental Executive Retirement Plan, described below following the Pension Plan Table. Matching 401(k) Plan contributions in 2000 for the Named Executive Officers in their order of presentation were $5,100, $0, $4,850, $0, $2,100, and $2,625, respectively. Amounts accrued under the Supplemental Executive Retirement Plan for the Named Executive Officers in 2000 were $52,065, $7,885, $6,588, $2,373, $3,850 and $2,336, respectively. Employees may elect to contribute to the Ionics Section 401(k) Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the Plan are invested at the direction of the employee in shares of the Company's Common Stock or in shares of one or more of seven mutual funds. The Company contributes to the Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Common Stock of the Company. Matching amounts are invested entirely in the Company's Common Stock. The contributions by the Company for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Board of Directors.

(3) Mr. Cichon commenced his employment with the Company on July 27, 1998.

(4) Mr. Halliday resigned as an executive officer on September 29, 2000 and ceased employment with the Company on December 1, 2000. Mr. Halliday's restricted stock was forfeited upon the cessation of his employment with the Company, pursuant to the terms of the 1994 Restricted Stock Plan.

(5) Of this amount, $125,000 was paid to Mr. Halliday on December 12, 2000 as a severance payment in connection with the cessation of his employment with the Company on December 1, 2000.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under the 1997 Plan during the fiscal year ended December 31, 2000, to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 2000.

                            OPTION GRANTS IN 2000(1)

                                                                                               POTENTIAL
                                                                                           REALIZABLE VALUE
                            NUMBER OF                                                         AT ASSUMED
                            SECURITIES                                                       ANNUAL RATES
                            UNDERLYING    PERCENTAGE OF                                     OF STOCK PRICE
                             OPTIONS      TOTAL OPTIONS                                    APPRECIATION FOR
                            GRANTED(1)      GRANTED TO                                      OPTION TERM(2)
                            (SHARES OF     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------
                          COMMON STOCK)    FISCAL 2000       ($/SHARE)         DATE        5%($)      10%($)
                          -------------   --------------   --------------   ----------   ---------   ---------
Arthur L. Goldstein......     70,000            7.6%           22.00        4/24/2010      933,498   2,454,363
William E. Katz..........      5,000            0.5%           22.00        4/24/2010       66,678     175,312
Theodore G.
  Papastavros............     32,500            3.5%           22.00        4/24/2010      433,410   1,139,526
Edward J. Cichon.........     30,000            3.3%           22.00        4/24/2010      400,070   1,051,870
Stephen Korn.............     32,500            3.5%           22.00        4/24/2010      433,410   1,139,526
Robert J. Halliday(3)....     35,000            3.8%           22.00        4/24/2010           --          --

---------------
(1) All options were granted under the Company's 1997 Stock Incentive Plan. Each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock.

    The options have a duration of ten years and are exercisable in 20% installments annually commencing on the first anniversary of the date of grant. The vesting of the options accelerate so that they become fully exercisable upon the occurrence of a "Change in Control." A Change in Control is defined as: the acquisition by any individual, entity or group of 20% or more of the outstanding voting shares of the Company; continuing directors constituting less than a majority of the Board of Directors; a business combination in which the stockholders of the Company prior to the business combination do not own beneficially more than 60% of the then outstanding shares of common stock and the combined voting power of the entity resulting from the business combination; or a complete dissolution, liquidation or sale of substantially all the assets of the Company other than to an entity of which former stockholders of the Company own more than 60% of the outstanding voting stock and the combined voting power of such entity. Options may not be transferred by an option holder (other than by will or by the laws of descent and distribution or pursuant to a valid domestic relations order), and may be exercised only while the holder remains an employee or within 90 days after termination of employment.

(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment through the period that exercise rights vest and the date on which the options are exercised.

(3) Mr. Halliday's stock options terminated prior to vesting following the termination of his employment with the Company on December 1, 2000.

STOCK OPTION EXERCISES

     The following table provides information, with respect to the Named Executive Officers listed in the Summary Compensation Table, concerning the exercise of options during, and holdings of unexercised options at the end of, fiscal year 2000.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                (I)          (II)          (III)             (IV)
                                                                         NUMBER OF
                                                                        SECURITIES         VALUE OF
                                                                        UNDERLYING       UNEXERCISED
                                              SHARES                    UNEXERCISED      IN-THE-MONEY
                                            ACQUIRED ON      VALUE        OPTIONS         OPTIONS AT
                                             EXERCISE     REALIZED(2)    AT FISCAL    FISCAL YEAR-END(2)
                  NAME                          (#)           ($)        YEAR-END            ($)
                  ----                      -----------   -----------   -----------   ------------------
Robert J. Halliday.......................     16,000        22,375        20,000              0

---------------
(1) Mr. Halliday resigned as an executive officer on September 29, 2000 and terminated his employment relationship with the Company on December 1, 2000. He now holds no stock options in the Company.

(2) Calculated as the difference between the closing price of the Company's Common Stock, as reported on the date of option exercise (or the sales price on such date if the individual sold on the exercise date) and the exercise price of the option(s) (Column II), and as the difference between the closing price of the

    Company's Common Stock, as reported on December 29, 2000 ($28.38 per share), and the exercise price of the option(s) (Column IV).

PENSION PLAN

     Employees of the Company and its domestic divisions and subsidiaries (except for employees of the Fabricated Products Group, based in Bridgeville, Pennsylvania, who participate in a defined contribution pension plan) may at their election participate in the Company's defined benefit retirement plan (the "Retirement Plan") after attaining age 21 and completing one year of service. No benefits vest under the Retirement Plan until an employee has five years of participation, at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan. Upon retirement, participants also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an executive officer or other participant at normal retirement age (age 65) in the Retirement
Plan:

                               PENSION PLAN TABLE
                           (ESTIMATED ANNUAL BENEFITS
                             FOR YEARS OF CREDITED
                               SERVICE INDICATED)

  BASE SALARY AT
RETIREMENT DATE(1)       5        10        15        20        25        30        35        40
------------------    -------   -------   -------   -------   -------   -------   -------   -------
     $ 50,000         $ 2,841   $ 5,067   $ 6,933   $ 8,700   $10,467   $12,234   $14,001   $15,768
     $ 75,000         $ 4,262   $ 7,601   $10,474   $13,248   $16,022   $18,797   $21,571   $24,345
     $100,000         $ 5,682   $10,135   $14,015   $17,796   $21,578   $25,359   $29,140   $32,922
     $125,000         $ 7,103   $12,668   $17,556   $22,344   $27,133   $31,922   $36,710   $41,499
     $150,000         $ 8,524   $15,202   $21,097   $26,893   $32,688   $38,484   $44,280   $50,075
     $175,000         $ 9,798   $17,590   $24,206   $30,673   $37,140   $43,607   $50,074   $56,542
     $200,000         $10,000   $18,821   $26,396   $33,822   $41,249   $48,675   $56,101   $63,528
     $225,000         $10,000   $19,465   $28,000   $36,385   $44,771   $53,156   $61,542   $69,928
     $250,000         $10,000   $20,100   $29,594   $38,939   $48,284   $57,628   $66,973   $76,318
     $275,000         $10,000   $20,735   $31,188   $41,492   $51,796   $62,100   $72,405   $82,709
     $300,000         $10,000   $21,370   $32,782   $44,046   $55,309   $66,572   $77,836   $89,099
     $325,000         $10,000   $22,006   $34,377   $46,599   $58,822   $71,044   $83,267   $95,490
     $350,000         $10,000   $22,337   $34,853   $47,105   $59,358   $71,610   $83,863   $96,115
     $375,000         $10,000   $22,337   $34,853   $47,105   $59,358   $71,610   $83,863   $96,115
     $400,000         $10,000   $22,337   $34,853   $47,105   $59,358   $71,610   $83,863   $96,115

---------------
(1) Effective January 1, 2000, under Internal Revenue Code Section 401(a)(17), no more than $170,000 of cash compensation may be taken into account in calculating benefits under the Retirement Plan, and the benefits set forth in the table above reflect this compensation limit for the 2001 plan year.

     Under the terms of the Retirement Plan, only the amount shown as "Salary" in the Summary Compensation Table is covered under "Base Salary" above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1989 -- one-half of one percent (0.5%) of the first $550 of base monthly salary as of January 1, 1990, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus (ii) for calendar year 1989, one and one-quarter percent (1.25%) of base monthly salary as of January 1, 1990; plus (iii) for each year after December 31, 1989 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers.

     The Named Executive Officers have been credited with the following years of service, and would receive the following estimated annual benefits at normal retirement age (65): Mr. Goldstein, 40.6 years, $85,968; Mr. Katz, 51.4 years, $53,600; Mr. Papastavros, 44.3 years, $58,488; Mr. Cichon, 2.0 years, $44,148;
and Mr. Korn, 11.3 years, $40,884. Mr. Halliday terminated his employment with the Company in 2000 with 10.0 years of service, and would receive an annual benefit of $16,585 at retirement age of 65.

     In 1996, the Company's Board of Directors adopted a Supplemental Executive Retirement Plan for officers and key employees of the Company ("SERP"). The purpose of the SERP is to permit officers and other key employees whose Base Salary exceeds the maximum pay upon which retirement benefits may be accrued in any year to accrue retirement benefits on Base Salary in excess of that amount, equivalent to the benefits that would have been accrued under the Retirement Plan if Base Salary levels over that amount could be taken into account in calculating benefits under the Retirement Plan. The SERP is administered by the Compensation Committee of the Board of Directors.

STOCK PLANS

     The Company currently has four stock ownership plans: the 1979 Stock Option Plan; the 1997 Stock Incentive Plan; the 1994 Restricted Stock Plan; and the 1986 Stock Option Plan for Non-Employee Directors. No new stock options will be granted under the 1979 Stock Option Plan, under which options to purchase 1,373,100 shares were outstanding as of December 31, 2000.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

     The Company has entered into Employee Retention Agreements (the "Agreements") with each of the Named Executive Officers and with 11 other officers of the Company or its subsidiaries. The Agreements had an initial term expiring on December 31, 1999 (for those executive officers who were employed by the Company in 1999 or earlier), and are automatically extended on an annual basis unless the Company provides at least three months' notice that the Agreements will not be extended. Each Agreement provides for severance benefits if the employment of the employee is terminated by the Company (other than for Cause, as defined in the Agreement, or by reason of his death or disability) or by the employee for Good Reason (as defined in the Agreement) within 24 months after a Change in Control (as defined in the Agreement). Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreement), the employee may not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

     The Agreements provide for the following severance benefits: (i) a lump-sum payment equal to 200% (299% in the case of Mr. Goldstein) of the sum of (x) the employee's average annual base salary in the year of his termination and the prior two years plus (y) the average of the cash bonuses paid or awarded to him in respect of the three fiscal years preceding his termination; and (ii) the continuation of life, disability, dental and group health insurance benefits for a period of 24 months without charge to the employee. To the extent that payments to the employee pursuant to the Agreement (together with any other payments or benefits, such as the accelerated vesting of stock options or restricted stock awards, received by the employee in connection with a Change in Control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Agreement provides that the payments to be made pursuant to the Agreement will be reduced to the largest amount that would result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

     In addition to the foregoing agreements, the Company's stock option and restricted stock plans provide for immediate lapse of the Company's repurchase rights or vesting of all outstanding options and awards upon any Change in Control (as defined in such plans) of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors appoints each year from among its members a Compensation Committee (the "Committee"). The Committee, which currently consists of four non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), is responsible for reviewing and establishing the compensation of the executive officers of the Company, and for authorizing grants under the Company's 1997 Stock Incentive Plan and 1994 Restricted Stock Plan. The Committee has furnished this report concerning compensation of executive officers for the fiscal year ended December 31, 2000.

     The compensation program for executive officers involves consideration of cash compensation, the granting of options to acquire the Company's Common Stock, and the granting of restricted stock under the 1994 Restricted Stock Plan.

  Cash Compensation

     Cash compensation of executive officers is structured to include base salary and, based on the achievement of performance objectives, a cash bonus. The Company determines base salary levels of executive officers by comparison to other companies engaged in its industry, represented by those in the "peer group" Index set forth in this Proxy Statement, or in similar industries, subject to an evaluation of comparative overall performance of the companies.

     The policy of the Company is to pay cash bonuses based on the achievement of specified corporate, business unit and individual performance objectives. The cash bonuses listed in the Summary Compensation Table earned by executive officers, as well as by other senior officers, were earned under the Company's Managerial Bonus Program. The Managerial Bonus Program considers both quantitative and qualitative performance. Quantitative performance focuses on two measurements: earnings before interest and taxes (EBIT) achieved by the business unit(s) for which the executive officer has major responsibility or involvement, and EBIT return on the average capital employed by such business unit(s) during the year. Qualitative performance focuses primarily on the degree to which the officer has participated in and contributed to the achievement of specified individual, divisional, departmental or corporate non-financial objectives.

     The Committee, after consideration of management's recommendations, may elect to utilize restricted stock in lieu of a portion of any cash award that might be payable under the Managerial Bonus Program. The Committee may also make discretionary restricted stock awards.

     Budgeted amounts for EBIT and EBIT return on average capital employed are established for each business unit, and for the Company as a whole, early in each fiscal year. At the same time, a corresponding cash bonus target is established for each executive officer based on the budgets of the business unit(s) for which the officer has major managerial responsibility or involvement. The cash bonus actually awarded, determined early in the next fiscal year by the Committee, depends on the extent to which the actual performance of the business unit(s) for which the officer has responsibility or involvement meets or exceeds the budgeted amounts, and on the degree of success in achieving the qualitative objectives.

     The Committee may make discretionary bonus awards in appropriate circumstances in which an executive officer might merit a bonus based on other considerations.

     The 2000 base salary of Mr. Goldstein, the Company's Chief Executive Officer, was established by the Committee in February 2000. In considering Mr. Goldstein's base salary, which was established at $550,000 (unchanged from 1999), the Committee compared it to that paid by peer companies and companies in similar industries. In doing so, the Committee reviewed on a comparative basis the Company's financial performance in its industry; progress in developing strategic "partnering" relationships; progress on certain major projects; progress towards developing a new strategic business plan; and generally Mr. Goldstein's leadership in the development of the Company's business.

     Based on the Company's performance in 2000, the Committee, which met on February 28, 2001, did not make any bonus awards under the Managerial Bonus Program for 2000 to Mr. Goldstein or any of the other Named Executive Officers.

  Stock Options

     The Committee believes that stock options are an appropriate mechanism to provide senior management with a long-term incentive to strive for the continued growth and success of the Company. The Company's stock option policy, established by the Committee, is to recognize employee leadership and significant contribution to the Company, regardless of the employee's level of employment. The Committee also believes that ownership of the Company's stock by management promotes the enhancement of stockholder value by creating a greater community of interest between stockholders and management. Grants of stock options are now made under the 1997 Stock Incentive Plan, approved by the stockholders at the 1997 Annual Meeting. The size of stock option grants made by the Committee is based on evaluation of a recipient's performance, salary level and number of options held as a result of prior grants. During the fiscal year ended December 31, 2000, Mr. Goldstein was granted a nonqualified stock option for 70,000 shares, and the other executive officers as a group were awarded nonqualified stock options for 242,000 shares.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain types of performance-based compensation, such as that available under the Company's 1979 Stock Option Plan and the 1997 Stock Incentive Plan, will not be subject to the deduction limit if certain requirements set forth in Section 162(m) are met.

                                          Respectfully submitted by the
                                          Compensation Committee of the Board of
                                          Directors
                                               Allen S. Wyett, Chairman
                                               John J. Shields
                                               Carl S. Sloane
                                               Mark S. Wrighton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no relationships involving members of the Compensation Committee of the Board of Directors or other directors of the Company requiring disclosure in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company is composed of five non-employee directors. The Board of Directors has made a determination that each of the members of the Audit Committee satisfies the requirements of the New York Stock Exchange's Listing Standards (Section 303.01(B)(2)(a) and
(3)) as to independence, based on a determination that none of the members of the Audit Committee has a relationship to the Company that may interfere with his or her independence from the Company and its management. The Board has determined that each of the members of the Audit Committee also satisfies the New York Stock Exchange's requirements for financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was approved by the Board of Directors of the Company on May 2, 2000. A copy of the Charter is attached as Exhibit A to this Proxy Statement. The Audit Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the Company's accounting policies, control systems and compliance activities. The Audit Committee also reviews the Charter of the Audit Committee on an annual basis. This is a report on the Committee's activities relating to fiscal year 2000.

  Review of Audited Financial Statements with Management

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the management of the Company.

  Review of Financial Statements and Other Matters with Independent Auditors

     The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm's independence. The Audit Committee considered whether the provision of the non-audit services rendered during the fiscal year ended December 31, 2000 was compatible with maintaining PricewaterhouseCoopers LLP's independence.

  Recommendation that Financial Statements Be Included In Annual Report

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted by the
                                          Audit Committee of the Board of
                                          Directors
                                               Douglas R. Brown, Chairman
                                               William L. Brown
                                               Arnaud de Vitry d'Avaucourt
                                               Kathleen F. Feldstein
                                               Daniel I. C. Wang

INDEPENDENT AUDITORS' FEES

  Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP, the Company's independent auditors, for professional services rendered for the audit for the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements included in the Company's Forms
10-Q for the fiscal year ended December 31, 2000, were $581,953.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP provided no professional services for the fiscal year ended December 31, 2000 for financial information systems design and implementation, and therefore no fees were billed for such services.

  All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above, including foreign statutory audits, tax consulting, financial modeling and other non-audit services, were $169,979.

STOCK PERFORMANCE GRAPH

     The following presentation compares the Company's Common Stock price in the five year period from December 31, 1995 to December 31, 2000 to the S&P 500 Stock Index and to a "peer group" index over the same period. The peer group index consists of the common stock of Calgon Carbon Corporation, Osmonics, Inc., and Pall Corporation. The peer group previously included United States Filter Corporation, which was acquired by Vivendi S.A. in 1999 and is no longer publicly traded. These corporations are involved in various aspects of the water treatment or liquids separations businesses. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1995, and that any cash dividends paid by any constituent company (none have been paid by the Company) were reinvested in the same security.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
    IONICS, INCORPORATED, S&P 500 INDEX AND "PEER GROUP" INDEX OF COMPARABLE
                                   COMPANIES
PERFORMANCE GRAPH

                                                  IONICS, INCORPORATED            S&P 500 INDEX                PEER GROUP
                                                  --------------------            -------------                ----------
1995                                                     100.00                      100.00                      100.00
1996                                                     110.34                      122.96                      100.79
1997                                                      89.94                      164.00                       83.94
1998                                                      68.82                      210.86                       96.38
1999                                                      64.66                      255.24                       85.43
2000                                                      65.23                      232.05                       84.81

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company receives an annual retainer of $15,000, plus a fee of $2,000 for each regular meeting of the Board of Directors attended. In addition, each non-employee director who is a member of a committee of the Board of Directors also receives a fee of $1,000 for each meeting of the committee attended.

     On August 19, 1998, the Board of Directors adopted the 1998 Non-Employee Directors' Fee Plan ("Fee Plan"). The Fee Plan permits non-employee directors to elect to receive payment of the annual retainer fee in cash or in Common Stock. The valuation of the Common Stock is based on the last reported sales price of the

Common Stock on the New York Stock Exchange on the trading date next preceding the date of the Board meeting at which payment will be made. Annual retainer fees are paid in two equal annual installments.

     Under the Company's 1986 Stock Option Plan for Non-Employee Directors (the "1986 Plan"), each person who is not an employee of the Company or any of its subsidiaries and who is elected a director of the Company is automatically entitled to receive an option for 2,000 shares of Common Stock upon his or her initial election (or, if elected by the Board of Directors, at the time of the next annual meeting of stockholders), and an option to acquire 2,000 additional shares upon completion of each next successive year in office. Options granted under the 1986 Plan have an exercise price equal to the fair market value on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain "window" periods. Options granted under the 1986 Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a director, or 90 days following a director's death. Options for 109,000 shares of Common Stock are currently outstanding under the 1986 Plan.

                             STOCKHOLDER PROPOSALS

     The Company's 2002 Annual Meeting is presently expected to be held on May 2, 2002. Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received no later than December 31, 2001, for inclusion in the Company's proxy statement and proxy for that meeting, except that if the date of the 2002 Annual Meeting is changed by more than 30 calendar days from the presently expected date, the Company must receive such proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

     Under the Company's By-Laws, stockholder proposals submitted for action at the annual meeting but not proposed for inclusion in the Company's proxy statement must be given to the Clerk of the Company not less than 80 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Therefore, stockholders who wish to make a proposal at the 2002 Annual Meeting (other than one that will be included in the Company's proxy materials) must notify the Company no later than February 11, 2002 and no earlier than January 2, 2002. In the case of a special meeting of stockholders, or in the event the annual meeting is called for a date more than 60 days prior to the anniversary date, a stockholder must give such notice no later than 20 days following the date on which notice of the meeting date was mailed or publicly disclosed. Stockholder proposals for nomination of candidates to the Board of Directors are subject to similar time constraints. Articles V and VII of the Company's By-Laws contain certain requirements for the content of such proposals.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2000 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2000, with the exception of Alan M. Crosby, Vice President, Consumer Water Products. Mr. Crosby reported a sale of 1,000 shares of Common Stock in September, 2000 on a Form 5 filed on February 13, 2001.

                        NOTICE OF AMENDMENTS TO BY-LAWS

     On May 2, 2000, the Board of Directors amended Articles VIII, XIX and XX of the By-Laws of the Company for the sole purpose of bringing the By-Laws into conformity with Section 50A of the Massachusetts General Business Corporation Law, which had superseded the corresponding provisions of the By-Laws of the Company. Section 50A applies to business corporations organized under the laws of the Commonwealth of Massachusetts with a class of voting stock registered under the Securities Exchange Act of 1934. A description of the conforming amendments to the Company's By-Laws follows:

  Article VIII Amendment

     The amendment to Article VIII, which deals with the Board of Directors gives recognition to the Company's three-class Board of Directors established when Section 50A was enacted in 1991, each holding office for a three-year term, each class being as nearly equal in number as possible. Vacancies occurring in any class for any reason will be filled solely by the affirmative vote of the remaining directors then in office. Any director elected in accordance with such procedure will hold the office for the remainder of the full term of the Class of directors in which the vacancy occurred. In addition, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  Article XIX Amendment

     The amendment to Article XIX, which deals with resignations and removals, now conforms to Section 50A by providing that stockholders may only remove a director from office for cause, dereliction of duty, or by the affirmative vote of a majority in interest of the stock issued and outstanding and entitled to vote at the election of directors.

  Article XX Amendment

     The amendment to Article XX, which deals with vacancies in office, was amended to make it consistent with the provisions of Article VIII.

                                 OTHER MATTERS

     As of this time, the Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed Proxy, the persons named in the Proxy will vote the Proxy in accordance with their best judgment as to such matters. Discretionary authority, if conferred by the enclosed Proxy, will include authority to vote on matters concerning which the Company did not receive timely notice pursuant to the provisions of the Company's By-Laws (see "Stockholder Proposals").

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail, certain of the Company's directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and the Company will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm's customary fees and expenses.
                                          By Order of the Board of Directors

                                          STEPHEN KORN, CLERK
Watertown, Massachusetts

April 2, 2001

                                                                       EXHIBIT A

                              IONICS, INCORPORATED

                            AUDIT COMMITTEE CHARTER

                                                                     May 2, 2000

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements by the Company's outside auditors (the "Independent Accountant") and the Company's legal compliance and ethics programs as established by management and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matters brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the Independent Accountant is ultimately accountable to the Board and the Committee.

     The Committee will also review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

     Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

ATTENDANCE

     Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, a majority of Committee members shall constitute a quorum. As necessary, the Chairperson may request members of management and representatives of the Independent Accountant, either separately or together, to be present at meetings.

MINUTES OF MEETINGS

     Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Independent Accountant is responsible for auditing those financial statements. Moreover, the Committee recognizes that the Company's financial management, as well as the Independent Accountant, have more time, knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the Independent Accountant's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review with management and the Independent Accountant the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the Independent Accountant the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

     - As a whole, or through the Committee Chairperson, the Committee shall review with the Independent Accountant the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the Independent Accountant the quality and adequacy of the Company's internal controls.

     - The Committee shall:

      (i) request from the Independent Accountant annually, a formal written statement delineating all relationships between the Independent Accountant and the Company consistent with Independence Standards Board Standard Number 1;

      (ii) discuss with the Independent Accountant any such disclosed relationships and their impact on the Independent Accountant's independence; and

      (iii) recommend that the Board take appropriate action in response to the Independent Accountant's report to satisfy itself of auditor's independence

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the Independent Accountant.

                                                                     IONCM-PS-01

                              IONICS, INCORPORATED

                65 GROVE STREET, WATERTOWN, MASSACHUSETTS 02472

                PROXY FOR ANNUAL MEETING TO BE HELD MAY 2, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ARTHUR L. GOLDSTEIN and STEPHEN KORN, and each of them, as Proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of Common Stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 2, 2001, or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2, with discretionary authority to vote upon such other matters as may properly come before the meeting.

If you wish to vote in accordance with the Board of Directors' recommendation, just sign and date on the reverse side. You need not mark any boxes.


--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------------     ----------------------------------------
-----------------------------------     ----------------------------------------
-----------------------------------     ----------------------------------------

PLEASE MARK VOTES
AS IN THIS EXAMPLE


================================================================================
                              IONICS, INCORPORATED
================================================================================

CONTROL NUMBER:
RECORD DATE SHARES:
401(k) PLAN SHARES:




                                                              ------------------
Please be sure to sign and date this Proxy.                   Date
--------------------------------------------------------------------------------


Stockholder sign here                   Co-owner sign here
                     -------------------                  ----------------------


1. Election of all four Class III Directors listed below.
                                                    FOR ALL     WITH-    FOR ALL
                                                    NOMINEES    HOLD     EXCEPT
     (01)  Stephen L. Brown
     (02)  William K. Reilly                           [ ]       [ ]       [ ]
     (03)  John J. Shields
     (04)  Allen S. Wyett

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                       FOR     AGAINST   ABSTAIN
2. Proposal to ratify the selection of                 [ ]       [ ]       [ ]
   PricewaterhouseCoopers LLP as auditors
   for fiscal year ending December 31, 2001.

3. To consider and act upon such other matters as may properly come before the meeting.

Mark box at right if an address change or comment has been noted           [ ]
on the reverse side of this card.

DETACH CARD                                                          DETACH CARD